ONECAP

                    A Nevada Corporation

                         Exhibit 10a

   Client Information Form/Agreement with Factual Data of
                           Nevada,
                    Signed April 18, 2000




FACTUAL DATA
CLIENT INFORMATION FORM/AGREEMENT

Client Code:  v      Revised  MARKETING CODE    OFFICE CODE
CR0969        New             LS                2901
CLIENT NAME   ONECAP
PHYSICAL        1025 E. TWAIN #  3
ADDRESS
CITY:  LAS VEGAS        STATE:  NV             ZIP: 89109
BILLING       SAME
ADDRESS:
CITY
OFFICE           (702) 794-0554 FAX:        (702) 794-3551
TELEPHONE:
RESPONSIBILITY
BILLING
CONTACT


FAIR CREDIT REPORTING ACT: Parties agree that reports are furnished in compliance with the provisions of Public Law 91-
508 AKA Fair Credit Reporting Act.

Information is furnished in response to an inquiry for the purpose of evaluating credit risks. Information has been obtained from sources deemed reliable, the accuracy of which FACTUAL DATA does not guarantee. Client agrees to indemnify FACTUAL DATA for any damages arising from misuse of information; reports are furnished in reliance upon said indemnity. Information is for the exclusive use of Client and is to be held in strict confidence.

TERMS OF PAYMENT: Client agrees to pay accrued charges within 30 days following receipt of Statement/Invoice. Finance charges will be computed by a periodic rate of 1 1/2 % per month which is an annual percentage of 18 % applied to the past due balance. FACTUAL DATA reserves the right to change prices upon a 30 day prior written notice. If client is delinquent in any payment provided for herein or is in violation of any term of this agreement or has breached any terms of this agreement, FACTUAL DATA will have an unrestricted right, of severance without notice and waives any claim for any resulting damages or detriment sustained from such termination.

AUTHORIZATION AND ACCEPTANCE
I hereby give my consent to FACTUAL DATA to obtain any and all information concerning my business and financial and credit record which FACTUAL DATA may require in connection with my contract to purchase credit reports. Such information may be gathered through the use of any investigative or credit agencies of its choice, in addition, thereby authorize FACTUAL DATA to secure all information, including credit information, contained in my business /s/ creditors account files.


ACCEPTED BY:                  ACCEPTED BY:
CLIENT NAME:   ONECAP         FACTUAL DATA OF NEVADA
                              DBA FACTUAL
                              DATA
BY:            /s/            BY:             /s/
POSITION       Vice           POSITION        General
               President                      Manager
DATE           4/18/00        DATE            3/28/00